UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)	May 17, 2007

SPECIALTY UNDERWRITERS' ALLIANCE, INC.
_____________________________________________________________________________
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50891 (Commission File Number)	20-0432760 (IRS Employer ID Number)

222 South Riverside Plaza, Chicago, Illinois	60606

(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, including area code:	(888) 782-4672

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

          On May 17, 2007, Specialty Underwriters’ Alliance, Inc. (the “Company”) adopted its 2007 officer bonus program (the “Bonus Program”). All of our named executive officers, including our principal executive officer and our principal financial officer, are eligible to receive cash bonuses under the Bonus Program.

          The Bonus Program is intended to reward a covered employee for his or her contribution to the overall success of the Company. The Bonus Program has two components:

(1)

Individual Performance. Individual performance goals are established for our officers and are approved by the Compensation Committee. In 2007, our officers have the ability to receive a cash bonus based upon individual performance up to 25% of their base salaries.

(2)

Company Performance. The Compensation Committee of the Board of Directors has determined that the most significant portion of 2007 bonuses should be dependent upon the results of operations of the Company during 2007, as measured by the Company’s pre-tax return on equity (“ROE”). ROE is one of the most common measurements used by investors in assessing the efficacy of their investments. It is widely understood and accepted, and it represents the effectiveness of the capital deployed. For 2007, ROE for bonus calculation purposes is calculated by dividing the pre-tax net income earned by the Company by its beginning equity of approximately $114 million at January 1, 2007.

          Each of Courtney Smith, our President and Chief Executive Officer, Peter Jokiel, our Executive Vice President and Chief Financial Officer, Gary Ferguson, our Senior Vice President and Chief Claims Officer, and William Loder, our Senior Vice President and Chief Underwriting Officer, is entitled to a guaranteed bonus of 25% of his base salary pursuant to his respective employment agreement provided he is employed by the Company as of December 31, 2007. Any such payments under those contracts would constitute a payment under the Bonus Program based on Individual Performance. Our fifth named executive officer, Scott Goodreau, our Senior Vice President, General Counsel, Administration and Corporate Relations, does not have an employment agreement.

          For 2007, the Compensation Committee has established a minimum pre-tax ROE for bonuses to be paid to executive officers under the Company Performance portion of the Bonus Program. Bonus payments related to 2007 Company Performance for the five named executive officers (Messrs. Smith, Jokiel, Loder, Ferguson and Goodreau) could be up to 75% of base salary, providing each such named executive officer with a potential bonus of 100% of base salary including both the Individual Performance and Company Performance portions of the Bonus Program.

          Although the Bonus Program has set parameters, the determination to pay any person a bonus (other than those guaranteed under employment agreements) under the Bonus Program, the size of any bonus and the criteria, including individual performance goals, used in making such determinations are entirely at the discretion of the Compensation Committee.

          A description of the 2007 Officer Bonus Program is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired. None.

(b)	Pro Forma Financial Information. None.

(c)	Exhibits.

Exhibit No. 99.1	Description Description of 2007 Officer Bonus Program

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 17, 2007

SPECIALTY UNDERWRITERS’ ALLIANCE, INC. By: /s/ Peter E. Jokiel Name: Peter E. Jokiel Title: Chief Financial Officer

INDEX TO EXHIBITS

Current Report on Form 8-K
dated May 17, 2007

Specialty Underwriters' Alliance, Inc.

99.1	Description of 2007 Officer Bonus Program